EX.99.d.i.B

SCHEDULE A

FIRST INVESTORS EQUITY FUNDS

With respect to Select Growth Fund, Growth & Income Fund, Opportunity Fund and Equity Income Fund, compensation pursuant to Paragraph 6 of this Agreement shall be calculated in accordance with the following schedule:

Average Daily Net Assets	Advisory Fee as % of Average Daily Net Assets

Up to $300 million	0.75%
In excess of $300 million to $500 million	0.72%
In excess of $500 million to $750 million	0.69%
In excess of $750 million to $1.25 billion	0.66%
In excess of $1.25 billion to $1.75 billion	0.64%
In excess of $1.75 billion to $2.25 billion	0.62%
Over $2.25 billion	0.60%

With respect to Total Return Fund, compensation pursuant to Paragraph 6 of this Agreement shall be calculated in accordance with the following schedule:

Average Daily Net Assets	Advisory Fee as % of Average Daily Net Assets

Up to $300 million	0.75%
In excess of $300 million to $500 million	0.70%
In excess of $500 million to $1 billion	0.65%
In excess of $1 billion to $2 billion	0.60%
In excess of $2 billion to $3 billion	0.55%
Over $3 billion	0.50%

With respect to Global Fund, compensation pursuant to Paragraph 6 of this Agreement shall be calculated in accordance with the following schedule:

Average Daily Net Assets	Advisory Fee as % of Average Daily Net Assets

Up to $600 million In excess of $600 million to $1 billion	0.95% 0.92%
In excess of $1 billion to $1.5 billion	0.90%
Over $1.5 billion	0.88%

With respect to International Fund, compensation pursuant to Paragraph 6 of this Agreement shall be calculated in accordance with the following schedule:

Average Daily Net Assets	Advisory Fee as % of Average Daily Net Assets

Up to $300 million	0.98%
In excess of $300 million to $600 million	0.95%
In excess of $600 million to $1 billion	0.92%
In excess of $1 billion to $1.5 billion	0.90%
Over $1.5 billion	0.88%

With respect to Special Situations Fund, compensation pursuant to Paragraph 6 of this Agreement shall be calculated in accordance with the following schedule:

Average Daily Net Assets	Advisory Fee as % of Average Daily Net Assets

Up to $200 million	0.90%
In excess of $200 million to $500 million	0.75%
In excess of $500 million to $750 million	0.72%
In excess of $750 million to $1 billion	0.69%
In excess of $1 billion to $1.5 billion	0.66%
Over $1.5 billion	0.64%

FIRST INVESTORS INCOME FUNDS

With respect to Cash Management Fund, compensation pursuant to Paragraph 6 of this Agreement shall be 0.50% of its average daily net assets.

With respect to Government Fund, Investment Grade Fund and Limited Duration High Quality Bond Fund, compensation pursuant to Paragraph 6 of this Agreement shall be calculated in accordance with the following schedule:

Average Daily Net Assets	Advisory Fee as % of Average Daily Net Assets

Up to $500 million	0.66%
In excess of $500 million to $1 billion	0.64%
In excess of $1 billion to $1.5 billion	0.62%
Over $1.5 billion	0.60%

With respect to Fund For Income and International Opportunities Bond Fund, compensation pursuant to Paragraph 6 of this Agreement shall be calculated in accordance with the following schedule:

Average Daily Net Assets	Advisory Fee as % of Average Daily Net Assets

Up to $250 million	0.75%
In excess of $250 million to $500 million	0.72%
In excess of $500 million to $750 million	0.69%
In excess of $750 million to $1.25 billion	0.66%
In excess of $1.25 billion to $1.75 billion	0.64%
In excess of $1.75 billion to $2.25 billion	0.62%
Over $2.25 billion	0.60%

With respect to Floating Rate Fund, compensation pursuant to Paragraph 6 of this Agreement shall be calculated in accordance with the following schedule:

Average Daily Net Assets	Advisory Fee as % of Average Daily Net Assets

Up to $250 million	0.60%
In excess of $250 million to $500 million	0.55%
In excess of $500 million to $1 billion	0.50%
In excess of $1 billion to $2 billion	0.45%
Over $2 billion	0.40%

With respect to Strategic Income Fund, compensation pursuant to Paragraph 6 of this Agreement shall be 0.05% of its average daily net assets.

First Investors Income Funds understands that FIMCO may receive compensation from investment companies in which the Strategic Income Fund invests for management services provided to such companies.

FIRST INVESTORS TAX EXEMPT FUNDS

With respect to Tax Exempt Income Fund, Tax Exempt Opportunities Fund, California Tax Exempt Fund, Connecticut Tax Exempt Fund, Massachusetts Tax Exempt Fund, Michigan Tax Exempt Fund, Minnesota Tax Exempt Fund, New Jersey Tax Exempt Fund, New York Tax Exempt Fund, North Carolina Tax Exempt Fund, Ohio Tax Exempt Fund, Oregon Tax Exempt Fund, Pennsylvania Tax Exempt Fund and Virginia Tax Exempt Fund, compensation pursuant to Paragraph 6 of this Agreement shall be calculated in accordance with the following schedule:

Average Daily Net Assets	Advisory Fee as % of Average Daily Net Assets

Up to $500 million	0.60%
In excess of $500 million to $1.0 billion	0.58%
In excess of $1.0 billion to $1.5 billion	0.56%
Over $1.5 billion	0.54%

FIRST INVESTORS LIFE SERIES FUNDS

With respect to Cash Management Fund, Equity Income Fund, Fund For Income, Government Fund, Growth & Income Fund, International Fund, International Opportunities Bond Fund, Investment Grade Fund, Limited Duration High Quality Bond Fund, Opportunity Fund, Select Growth Fund, Special Situations Fund, Target Maturity 2015 Fund, and Total Return Fund, compensation pursuant to Paragraph 6 of this Agreement shall be calculated in accordance with the following schedule:

Average Daily Net Assets	Advisory Fee as % of Average Daily Net Assets

Up to $250 million	0.75%
In excess of $250 million to $500 million	0.72%
In excess of $500 million to $750 million	0.69%
In excess of $750 million to $1.25 billion	0.66%
In excess of $1.25 billion to $1.75 billion	0.64%
In excess of $1.75 billion to $2.25 billion	0.62%
Over $2.25 billion	0.60%

[Schedule updated: July 1, 2014]

SCHEDULE B

Name of Fund	Date

First Investors Equity Funds:
Total Return Fund	January 19, 2011
Equity Income Fund	January 19, 2011
Growth & Income Fund	January 19, 2011
Global Fund	January 19, 2011
Select Growth Fund	January 19, 2011
Opportunity Fund	January 19, 2011
Special Situations Fund	January 19, 2011
International Fund	January 19, 2011

First Investors Income Funds:
Cash Management Fund	January 19, 2011
Government Fund	January 19, 2011
Investment Grade Fund	January 19, 2011
Fund For Income	January 19, 2011
International Opportunities Bond Fund	August 1, 2012
Limited Duration High Quality Bond Fund	May 19, 2014
Strategic Income Fund	April 3, 2013
Floating Rate Fund	September 20, 2013

First Investors Tax Exempt Funds:
Tax Exempt Income Fund	January 19, 2011
Tax Exempt Opportunities Fund	January 19, 2011
California Tax Exempt Fund	January 19, 2011
Connecticut Tax Exempt Fund	January 19, 2011
Massachusetts Tax Exempt Fund	January 19, 2011
Michigan Tax Exempt Fund	January 19, 2011
Minnesota Tax Exempt Fund	January 19, 2011
New Jersey Tax Exempt Fund	January 19, 2011
New York Tax Exempt Fund	January 19, 2011
North Carolina Tax Exempt Fund	January 19, 2011
Ohio Tax Exempt Fund	January 19, 2011
Oregon Tax Exempt Fund	January 19, 2011
Pennsylvania Tax Exempt Fund	January 19, 2011
Virginia Tax Exempt Fund	January 19, 2011

B-1

SCHEDULE B

Name of Fund	Date

First Investors Life Series Funds:
Cash Management Fund	January 19, 2011
Equity Income Fund	January 19, 2011
Fund For Income	January 19, 2011
Government Fund	January 19, 2011
Growth & Income Fund	January 19, 2011
International Fund	January 19, 2011
Investment Grade Fund	January 19, 2011
Limited Duration High Quality Bond Fund	July 1, 2014
Opportunity Fund	December 17, 2012
Select Growth Fund	January 19, 2011
Special Situations Fund	January 19, 2011
Target Maturity 2015 Fund	January 19, 2011
Total Return Fund	December 17, 2012

L40486B
B-2